UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On June 12, 2020, Big Lots, Inc. (the “Company”) completed sale leaseback transactions for our distribution centers located in Columbus, Ohio, Durant, Oklahoma, Montgomery, Alabama, and Tremont, Pennsylvania. Gross proceeds from the sales of the distribution centers totaled $725 million and net proceeds, after expenses and taxes, are expected to be approximately $550 million. The leases for the Columbus, Ohio and Montgomery, Alabama distribution centers each have an initial term of 15 years. The leases for the Durant, Oklahoma and Tremont, Pennsylvania distribution centers each have an initial term of 20 years. The Company will pay base cash rent under each lease subject to an annual 2% escalation.

Prior to closing, the Company used $120 million of cash on hand to pay down all of its outstanding borrowings on its revolving credit facility. The Company intends to use the net proceeds from the transactions to provide additional liquidity and, as market conditions normalize, for other corporate purposes, including potential share repurchases pursuant to future authorizations from the Company's Board of Directors.

The Company also reported that comparable sales for the second quarter to date, including the first two weeks of June, continued to be up strongly and well ahead of expectations. As previously communicated, the Company expects these trends will moderate over the balance of the quarter due to a number of factors. The Company expects to provide a business update and updated outlook at the end of the fiscal month.

A copy of the press release announcing the completion of the sale leaseback transactions is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release dated June 16, 2020.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: June 18, 2020	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, General Counsel and Corporate Secretary